As filed with the Securities and Exchange Commission on November 16, 2001
                           Registration No.__________

                       SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON D.C.

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                Tasty Fries, Inc.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

               Nevada                                      65-0259052
  ---------------------------------                  -----------------------
  (State or other Jurisdiction                           (IRS employer
  of incorporation or Organization)                  Identification number)


               650 Sentry Parkway, Suite One, Blue Bell, PA 19422
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                            STOCK GRANTS PURSUANT TO
                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                      -------------------------------------
                             (Full Title of Plan(s))

                           Edward C. Kelly, President
                                Tasty Fries, Inc.
                          650 Sentry Parkway, Suite One
                               Blue Bell, PA 19422
                      --------------------------------------
                     (Name and Address of Agent for Service)

                                  610-941-2109
          -------------------------------------------------------------
         (Telephone Number, including Area Code, of Agent for Service)

                             Louis M. Kelly, Esquire
                                Tasty Fries, Inc.
                               650 Sentry Parkway
                               Blue Bell, PA 19422
                                  610-941-2109

CALCULATION OF REGISTRATION FEE

                   PROPOSED        PROPOSED
   TITLE OF         AMOUNT         MAXIMUM           MAXIMUM         AMOUNT OF
SECURITIES TO       TO BE       OFFERING PRICE      AGGREGATE       REGISTRATION
BE REGISTERED     REGISTERED     PER SHARE (1)   OFFERING PRICE(1)       FEE
--------------------------------------------------------------------------------
Common
Stock, $.0001
Par Value         1,100,000          $.11             $121,000         $ 33.63
--------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c).

EXPLANATORY NOTE:

     In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stocks of Tasty Fries, Inc. (the "Registrant") pursuant to the Resolutions of the Executive Committee of the Board of Directors of the Registrant on November 16, 2001.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRANT STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (c) are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents.

     (a) The Registrant's latest annual report, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrants effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

     (b) All other reports filed pursuant to Section 13(a) or 15(b) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

     (c) The description of the Common Stock which is contained in registration statements filed under the Securities Act of 1933, as amended ('Act") including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

     The class of securities to be offered is regulated under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.

     As permitted by the Nevada General Corporation Law Section 78.751 thereof, the Registrant shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same shall be added and supplemented, indemnify any and all persons who shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for therein shall not be deemed exclusive of any other right to which any persons may be entitled under any By-Law, resolution or shareholders, resolution of directors, agreement or otherwise, as permitted by said articles, as to action in any capacity in which he served at the request of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

ITEM NO.                      DESCRIPTION

 4.1   Copy of the Resolutions of the Board of Directors dated November 16, 2001

 5 Opinion dated November 16, 2001 of Louis M. Kelly, Esq. relating to the issuance of shares of Common Stock pursuant to the Resolutions of the Board of Directors dated November 16, 2001.

 23.1 Consent of Louis M. Kelly, Esq. included in the Opinion filed as Exhibit 5 hereto.

 23.2 Consent of Larson Allen, Weisher, & Co. LLC, certified public accountants.

ITEM 9. UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of each securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person is in connection with the securities being registered, the Registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the Requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, State of Pennsylvania, on this 16th day of November, 2001.

                                              TASTY FRIES, INC.

                                          By: /s/ EDWARD C. KELLY
                                          -----------------------------
                                          Edward C. Kelly, President
                                          and Principal Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ EDWARD C. KELLY
-------------------------
    Edward C. Kelly                     Director          November 16, 2001

/s/ LEONARD KLARICH
-------------------------
    Leonard Klarich                     Director          November 16, 2001

/s/ JURGEN WOLF
-------------------------
    Jurgen Wolf                         Director          November 16, 2001

/s/ IAN LAMBERT
-------------------------
    Ian Lambert                         Director          November 16, 2001

/s/ KURT ZIEMER
-------------------------
    Kurt Ziemer                         Director          November 16, 2001

                                  EXHIBIT INDEX

EXHIBIT NUMBER                    DESCRIPTION
--------------

    4.1            Copy of Resolution of the Board of Directors dated
                   November 16, 2001

    5              Opinion dated November 16, 2001 of Louis M. Kelly, Esq.
                   relating to the issuance of shares of Common Stock pursuant to the Resolutions of the Board of Directors dated
                   November 16, 2001

   23.1 Consent of Louis M. Kelly, Esq. included in the Opinion filed as Exhibit 5 hereto.

   23.2 Consent of Larson Allen, Weisher, & Co. LLC, certified public accountants.

                                                                     EXHIBIT 4.1
                                   RESOLUTIONS

     WHEREAS, the Company is indebted USIS International Corp. for services rendered and expenses incurred in connection with the business of the Company.

     RESOLVED, that in payment for services provided the Company grants 1,100,000 shares of the Company's common stock to be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission ("SEC") promptly after the Company becomes current in all if its filing obligations under the Securities Exchange Act of 1934 (the "Exchange Act").

EXHIBIT 5

                                TASTY FRIES, INC
                               650 Sentry Parkway
                                    Suite One
                               Blue Bell, PA 19422
                                 (610) 941-2109
                               FAX (610) 941-2108

LOUIS M. KELLY

                                November 16, 2001

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


      Re:   TASTY FRIES, INC. REGISTRATION STATEMENT ON FORM S-8
            ----------------------------------------------------

Gentlemen:

      I am in-house counsel to Tasty Fries, Inc., a Nevada Corporation (hereinafter referred to as the "Company"), in connection with the registration of 1,100,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"), as set forth in the above mentioned Registration Statement. In my capacity as such counsel to the Company, I have examined the original or copies of such records of the Company and such other documents we deem appropriate as the basis for the opinions herein expressed. In such examination I have assumed the genuiness of all of the signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact materials to such opinions, I have relied upon the statements or certificates of officials and representatives of the Company and others.

     Based on the foregoing, it is my opinion that:

     1. The Company is a corporation incorporated under the general corporation laws of the State of Nevada and its status is active.

     2. When (i) the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), (ii) the 500,000 shares of common stock have been issued and sold as contemplated in the Registration Statement and (iii) certificates representing the 1,100,000 shares of Common Stock have been duly executed, delivered and paid for, such shares of Common Stock will be legally issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,



Louis M. Kelly, Esq.
Tasty Fries, Inc.

                                                                  EXHIBIT 23.2

                               ACCOUNTANTS CONSENT

To the Stockholders and Board of Directors of Tasty Fries, Inc.

We consent to the use of an independent Auditor's Report dated March 21, 2000, and accompanying financial statements of Tasty Fries, Inc. for the year ended January 31, 2000. The Report will be included in the Form S-8 which is to be filed with the Securities and Exchange Commission for Tasty Fries, Inc.



Larson Allen, Weisher, & Co. LLC
Certified Public Accountants
Blue Bell, Pennsylvania
September 5, 2001